EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is made and entered into in Dallas, Texas, as of the ____ day of August, 1998 (the "Effective Date"), by and between Goodman Factors, Inc., a Texas corporation, (the "Company") and Bret M. Schuch, an individual ("Employee").

                                  Background

      The Employee desires to be employed by the Company and the Company desires to employ the Employee during the term of this Agreement.

      As a result of Employee's employment with the Company, Employee will have access to, become familiar with and gain intimate knowledge of all or part of the Company's Proprietary Information and of the intricacies of the Company's business. All Proprietary Information is provided or revealed to Employee in trust and confidence for Employee's use solely in connection with Employee's obligations to the Company under this Agreement and Employee shall not at any time acquire any right, title or interest in or to any Proprietary Information. The Company desires to protect its business and goodwill and all of its present and future Proprietary Information; to prevent competitors from acquiring, appropriating or discovering its Proprietary Information; and to maintain and protect its competitive advantage in the factoring and financial services business and industry. To provide this protection, Employee has agreed as hereinafter set forth to keep strictly confidential all, and not disclose any, Proprietary Information and to not compete with the Company for a limited period following the term of this Agreement.

                                   Agreement

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following definitions:

      1.1 Client. "Client" or "Customers" shall mean (i) any Entity to whom the Company has provided factoring, asset based lending and financial services ;
(ii) to whom the Company shall provide factoring or other financial services prior to the Termination Date; (iii) and/or to whom the Company or Employee has actively pursued prior to the Termination Date to provide factoring, asset based lending or other financial services.

      1.2 Competing Entity. "Competing Entity" shall mean any Entity that is engaged, or intends to engage, directly or indirectly, in the Business in competition with the Company within the Territory.

     1.3 Covenant Period. "Covenant Period" shall mean the period beginning on the Effective Date of employment and continuing for one (1) year after the Termination Date.

      1.4 Entity"Entity" shall mean an individual, proprietorship, corporation, partnership (whether general or limited), limited liability company, association, business trust, and any other enterprise (for profit, not for profit or non-profit), and shall include all subsidiaries and affiliates of any of the foregoing. For these purposes, a subsidiary shall mean any Entity, incorporated or unincorporated, which is controlled directly or indirectly by the owner, shareholders, partners,

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associates,  beneficiaries,  or the  like,  as the  case  may be,  of any of the foregoing; and "control" shall mean the ownership directly or indirectly of any equity interest equal to or greater than ten percent (10%) in an Entity.

      1.5 Proprietary Information. "Proprietary Information" shall mean any and all information and compilations of information relating to the Company's factoring and financial services business provided or available to Employee, or to which Employee has access or which he prepares or compiles, while employed with the Company or after the Termination Date, which information or compilations or information are deemed, expressly or impliedly, by the Company to be confidential, proprietary, and/or unique, are not generally known to the public, may give the Company a competitive advantage, and specifically enhance the Company's goodwill, including, without limitation:

            (a) the Company's pending or awarded patents, copyrights, trade secrets, trade names, trademarks, service marks, business techniques, formulas, production methods, technology, equipment, computer programs and software, source materials, manuals, Client, Customer and key supplier lists, lists of potential customers, Customer prospect information, methods of business operations, publications and other products;

            (b)  financial reports and information regarding the Company;

            (c) personnel data relating to the Company's shareholders, directors, employees and independent contractors, including compensation agreements of such employees and independent contractors with the Company;

            (d) internal plans, practices and procedures of the Company, including business plans, marketing and sales plans, strategic plans, budgets and forecasts; and

            (e) the terms and provisions of any agreement between the Company and any third party.

     1.6 Termination Date. "Termination Date" shall mean the day that Employee's employment with the Company terminates or ends for any reason whatsoever.

      1.7. Termination for Good Cause. "Termination For Good Cause" shall mean termination by Company of Employee's employment by the Company by reason of Employee's gross incompetence, willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to Company, or by reason of Employee's willful material breach of this Employment Agreement which has resulted in material injury to the Company. Termination for Good Cause shall also mean termination by the Company of Employee's employment by the Company by reason of Employee's conviction of a felony, whether related to the Company or to any other matter, or by reason of Employee's conviction of a misdemeanor relating to Employee's dishonest conduct, whether related to the Company or to any other matter.


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     1.8. Termination Without Cause.  "Termination Without Cause" shall mean any termination of employee's employment by Company other than for Cause, by Reason of Disability or by Reason of Death.

      1.9 Territory. "Territory" shall mean the States of Texas, California, New York, Illinois, Colorado, Oklahoma, Florida, Mississippi, New Jersey, Ohio, Michigan and Louisiana, or any other state within which the Company has done business prior to the Termination Date.

     1.10. Voluntary Termination. "Voluntary Termination" shall mean termination by Employee of Employee's employment by Company other than termination by reason of Employee's death or disability as described in paragraphs 4.3. and 4.4.

      2.    EMPLOYMENT AND DUTIES OF EMPLOYEE.

      2.1 Employment. The Company agrees to employ Employee, and Employee agrees to accept employment with the Company on the terms and conditions set forth herein. The term of employment of Employee by the Company under this Employment Agreement shall be for a period of five (5) years beginning on ________, 1998 (the "Effective Date"), unless terminated earlier.
Notwithstanding any Termination of Employee's employment:

            (a) any provisions of this Agreement calling for performance by any party after the Termination Date shall continue in full force and effect; and

            (b) the representations of the parties set forth herein shall survive and continue in full force and effect.

      2.2 Scope of Duties. Except as specifically set forth herein, Employee shall render services for the benefit, and on behalf, of the Company as directed by the President and the Board of Directors of the Company. The President of the Company, in consultation with the Company's Board of Directors, shall have the power to determine the general and specific duties to be performed by Employee and the means and manner by which those duties shall be performed. The services and duties to be performed by Employee, and the means and manner by which those duties shall be performed, shall be similar to those performed by the Employee during the previous year. Employee shall devote full time to the business affairs of the Company. Employee's title shall be Vice President of Administration of the Company. Employee shall report to, and be responsible to, the President of the Company. The parties acknowledge that Employee personally provides purchase order financing for a limited number of the Company's clients through Texas Trade Finance, a company owned by Employee. Employee shall continue to have the right to provide purchase order financing to those clients listed on Exhibit "A" attached hereto and by this reference made a part hereof. Employee shall not provide purchase order financing for any other company unless agreed to in advance in writing by the Company.

      2.3 Professional Standards. Recognizing and acknowledging that it is essential for the protection and enhancement of the name and business of the Company and the immense goodwill pertaining thereto, Employee shall perform his employment duties professionally and in accordance

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with the  standards  established  by the President and Board of Directors of the
Company from time to time; and Employee shall not act, and shall refrain from acting, in any manner that could tarnish the name, business or income of the Company or the immense goodwill of the Company.

      3. COMPENSATION. As his entire compensation for all services rendered to the Company during the term of this Agreement, in whatever capacity rendered, the Employee shall be paid, subject to withholding and other applicable employment taxes, as follows;

      3.1. Base Salary. Employee shall be paid a base salary of $100,000 per year commencing on the Effective Date. Such base salary shall be payable in twenty six (26) bi-weekly installments, provided however, if the first month of employment is less than a full calendar month, the first payment shall be prorated for the number of days worked in the first calendar month of employment. The base salary shall be increased annually equal to the cumulative cost-of-living increment as reported in the "Consumer Price Index, of the Dallas-Fort Worth, All Items," published by the U.S. Department of Labor (using January 1, 1995 as the base date for computation). Provided however, that the base salary shall not increase by more than ten percent (10%) per year due to increases in the Consumer Price Index. In no event shall the base salary be reduced below $100,000 as a result of the reduction i n the Consumer Price Index.

      3.2. Commissions. Employee has been an employee of the Company prior to the Effective Date of this Agreement. Employee was paid commissions for financings of his clients (Employee's Clients") completed by the Company prior to the Effective Date. From and after the Effective Date, Employee will continue to be paid commissions for additional financings for Employee's Clients. The amount of the commission to be paid to Employee hereunder shall be the same as paid by the Company to the Employee prior to the Effective Date. Attached hereto as Exhibit "B" and by this reference made a part hereof, is a list of all Employee's Clients for which commissions will continue to be paid and a description of the amount of the commission to be paid for each of such Client. From and after the Effective Date, no commission shall be paid to Employee for any company except for those specifically set forth on Exhibit "B".

      3.3. Bonus Pool. For each fiscal year, the Board of Directors of the Company will establish a Bonus Pool from which cash bonuses will be paid to employees of the Company. The total amount to be included in the Bonus Pool each year will be within the discretion of the Company's Board of Directors. Employee shall be entitled to receive a cash bonus of not less than 33% of the amount of each year's Bonus Pool.

      3.4. Vacation. Employee shall be entitled to ten (10) days of vacation during the first twelve (12) months of employment, and ten (10) days of vacation for each subsequent twelve (12) month period during the term of this Agreement and any extensions thereof, prorated for partial years. If vacation days are not taken by Employee he shall receive additional compensation therefore based upon his base salary.

      3.5. Reimbursement for Expenses. During the term of this Agreement, the Company shall reimburse Employee for reasonable and properly documented out-of-pocket business incurred by Employee in connection with his duties under this Agreement.

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      3.6.  Additional  Benefits.  The Company  shall  provide the Employee with health insurance during the term of this Agreement. At such time as Employee is eligible for social security, the Company shall provide him will health insurance necessary to supplement Medicare coverage. The Employee shall be entitled to participate in such benefit and compensation plans as are now generally available or later made generally available to the employees of the Company.

      3.7. Stock Options. The Employee shall be entitled to the stock options described in Exhibit "A" attached hereto and by this reference made a part hereof.

      4.    TERMINATION MATTERS.

      4.1. Termination For Good Cause. Termination for Good Cause may be effected immediately by the Company during the term of this Agreement by written notification to Employee. Upon Termination For Good Cause, the following shall promptly occur:

            (a) the Company shall pay Employee all accrued salary earned at the date of Termination for Good Cause;

            (b) the Company shall pay Employee all vacation pay which is accrued at the date of Termination for Good Cause;

            (c) the Company shall pay all business expenses incurred by Employee in connection with his duties hereunder which are unpaid at the date of Termination for Good Cause;

            (d) the Company shall pay to Employee all compensation or benefits due to Employee at the date of Termination for Good Cause under any agreement or plans mutually agreed to in writing by both parties.

      4.2. Termination Without Cause. The Company may terminate Employee's employment for any reason and without cause at any time upon thirty (30) days written notice to Employee. Upon Termination without Cause, the following shall promptly occur:

            (a) the Company shall pay Employee all salary compensation for a period of thirty (30) days from the date of Termination Without Cause.

            (b) the Company shall pay Employee all vacation pay which is accrued at the date of Termination without Cause;

            (c) the Company shall pay all business expenses incurred by Employee in the connection with his duties hereunder which are unpaid at the date of Termination without Cause;


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            (d) the Company shall pay to Employee all  compensation  or benefits due to Employee at the date of Termination Without Cause under any agreement or plans mutually agreed to in writing by both parties.

      4.3. Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the Board of Directors of the Company has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than three (3) consecutive months, the Company shall have the right to terminate Employee's employment hereunder by twenty (20) days written notification to Employee. In the event of termination by reason of disability, Employee shall pay Employee all cash and other compensation which would be due and owing to Employee under paragraph 4.1. of this Employment Agreement if Employee's employment had been Terminated for Good Cause by Company rather than as a result of the Disability of Employee. The Company shall maintain disability insurance coverage to cover Employee. From and after the time Employee commences receiving disability payments under such disability insurance coverage, he shall be entitled to no further compensation from the Company hereunder.

      4.4. Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay to his estate or such beneficiaries as Employee may from time to time designate, to the date of Employee's death all cash and other compensation which would be due and owing to Employee under paragraph 4.1 of this Employment Agreement if Employee's employment had been Terminated for Good Cause by the Company rather than by as a result of the Death of Employee.

      4.5. Voluntary Termination. In the event of a Voluntary Termination, the Company shall pay to Employee all cash and other compensation which would be due and owing to Employee under paragraph 4.1 of this Employment Agreement if Employee's employment had been Terminated for Good Cause by the Company rather than by the Voluntary Termination by Employee.

      5. RECORDS AND FILES. Upon the Termination Date under this Agreement, or upon an earlier request of the Board of Directors of the Company, Employee shall have no right to keep or use any, and shall promptly return to the Company all:

            (a) Proprietary Information and all documents, records, procedures, books, notebooks and all other documentation (and all memoranda and copies thereof) containing any Proprietary Information (including, without limitation and in particular, all financial statements, manufacturing or marketing information) then in Employee's possession or control irrespective of whether such documentation was prepared or compiled by Employee, the Company, the Company's employees or independent contractors, or other Entity; and

            (b) equipment and tangible personal property of the Company entrusted to Employee by the Company or otherwise in Employee's possession or control. Employee acknowledges that all such documentation, equipment and tangible personal property is confidential, is not readily accessible to the Company's competitors, and is and shall remain

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      the sole and exclusive property of the Company,  free and clear of any and all claims of Employee. Employee shall be deemed to be the bailee thereof for the use and benefit of the Company and shall not at any time acquire any right, title or interest in or to such documentation, equipment or tangible personal property and shall safely keep and preserve the same, except as may be consumed in the Company's normal business operations.

      6. COVENANTS OF EMPLOYEE. As a material term and condition of this Agreement and in order to protect the Company's investment in training and education, the goodwill, Proprietary Information and the business and trade secrets of the Company, Employee covenants and agrees that, unless otherwise agreed to in writing by the Company:

      6.1 Employees and Independent Contractors. During the Covenant Period, Employee shall not attempt to persuade employees and independent contractors of the Company to terminate or significantly alter their relationships or association with the Company.

      6.2 Preservation of Business. During the Employee's employment by the Company, Employee shall use his best efforts to preserve the Company's business organization intact, to keep available to the Company the services of the Company's employees and independent contractors, and to preserve for the Company its relationships with its Clients, Customers, suppliers, distributors, brokers, lessees and others having business relationships with the Company.

      6.3 Covenants of Confidentiality and Not to Compete. Employee shall strictly comply with the following:

            (a) Nondisclosure. Employee acknowledges that in the course of his performance of services under this Agreement he has had, and will have, access to, become acquainted and familiar with, or gain intimate knowledge of, all or part of the intimacies of the Company's business and the Company's Proprietary Information. Employee therefore agrees that he shall not under any circumstance whatsoever (except as may be specifically directed by the Board of Directors of the Company and then solely in the performance of Employee's duties on behalf of the Company):

            (i) directly or indirectly, intentionally or unintentionally, reveal, disclose, furnish, publish, make accessible, or disseminate to any Entity who is not employed, associated with or engaged by the Company any Proprietary Information or other matters concerning the business affairs of the Company, unless already generally known to and available for use by the public (other than as a result of Employee's acts or omissions to act); or

            (ii) use or exploit any Proprietary Information for the financial gain of Employee or any Entity or for any other purpose. Provided, however, that if required, Employee may disclose such Proprietary Information as mandated by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction. In such latter event, Employee will promptly notify the Company of such order or subpoena in

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            order to provide the Company the opportunity to protect its interests in such Proprietary Information.

            (b) Restricting Solicitation. Employee agrees that, during the Covenant Period, Employee shall not, either individually or on behalf of any Entity other than the Company:

            (i) solicit or otherwise deal with any Client or Customer of the Company in any manner designed to (or that could) take business away from or otherwise damage the Company in any way; and/or

            (ii) solicit or otherwise induce any employee or independent contractor of the Company to terminate their employment or association as employees, distributors or independent contractors with the Company.

            (c) Against Competition. Employee agrees that during the Covenant Period, Employee shall not, directly or indirectly, either individually or on behalf of any Competing Entity:

            (i) compete with the Company or engage in any aspect of the Company's Business anywhere within the Territory;

            (ii) undertake to plan or organize any Competing Entity within the Territory, nor shall Employee consult or discuss the possibility of employment or other relationship with any Competing Entity within the Territory (notwithstanding anything else contained herein to the contrary, during the last six months of the Covenant Period, the Employee may plan, but not take action, for his post Covenant Period activities); and/or

            (iii)become associated or connected in any way with, participate in, be employed by, render services to, or consult with, any Competing Entity within the Territory.

            (d) Cooperation. During the Covenant Period, Employee agrees that, upon the Company's reasonable request, Employee in good faith and using diligent efforts shall cooperate and assist the Company in any dispute, controversy or litigation in which the Company may be involved, including without limitation, Employee's participation in any court or arbitration proceedings, the giving of testimony, the signing of affidavits or such other personal cooperation as counsel for the Company may reasonably request. Such cooperation shall not be unreasonably burdensome or without reasonable compensation.

      6.4 Reformation. The Company intends to restrict the activities of Employee under this Section 6 only to the extent necessary for the protection of the legitimate business interests of the Company. It is the intention and agreement of the parties that all the terms and conditions hereof be enforced to the fullest extent permitted by law. In the event the provisions of this Section 6 should ever be deemed or adjudged by a court of competent jurisdiction to exceed the time or geographical limitation permitted by applicable law, then the parties intend such provisions shall

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nevertheless  be  valid  and  enforceable  to  the  extent  necessary  for  such protection as determined by such court, and such provisions shall be reformed to the maximum time or geographic limitations as permitted by applicable law and determined by such court.


      7.    REMEDIES.

      7.1 Injunction. In the event of Employee's actual or threatened breach of any one or more provisions of Section 6 above, Employee specifically acknowledges that the Company will incur incalculable and irreparable damage and that the Company has no adequate remedy at law for such threatened and continuing breach. Therefore, the Company shall be entitled to injunctive relief immediately and permanently restraining Employee from such continuing or threatened breach, in addition to all other remedies available to the Company at law or in equity (including without limitation, a temporary restraining order, preliminary or permanent injunction, specific performance and money damages). Employee expressly agrees that a temporary restraining order may be granted without prior notice to Employee and Employee hereby expressly waives any and all right to such prior notice.

      7.2 Non-Exclusive of Remedies. Except as specifically provided herein, the rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained (except as provided in Section 7.3 below) is intended to or shall limit or affect any rights at law or by statute or otherwise of any party hereto as against the other party for a breach or threatened breach of any provision hereof, it being the intention of this Section 7.2 to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law and otherwise.

      7.3   Mediation and Arbitration.

            7.3.1. Mediation. In the event a dispute arises between the parties under this Agreement, other than a dispute entitling a party to injunctive or equitable relief hereunder, the parties agree to jointly submit the matter to non-binding mediation prior to seeking any further remedies.

            7.3.2.Arbitration. With the exception of the Company's right to a temporary restraining order, a preliminary injunction or a permanent injunction under 7.1 above, controversies under, or claims arising out of, or relating to this Agreement, or any breach thereof, which are not otherwise resolved through mediation, shall be resolved by arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association in effect at the time of arbitration. Judgment upon any Arbitration Award under this Agreement may be entered in any court having jurisdiction thereof under the Texas Arbitration Act. It is the intention of the parties that only the issue of whether or not the Company may be entitled to, and have entered, a Temporary Restraining Order,

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a Preliminary  Injunction or a Permanent Injunction,  under 7.1 above, shall not be subject to and not be required to be arbitrated under this Agreement.  In any
arbitration   proceeding  under  this  Agreement,   costs  including  reasonable
attorney's fees, shall be granted to the party prevailing in such arbitration.

      8.    MISCELLANEOUS.

      8.1 Attorney's Fees. If a legal action or other proceeding is brought by the Company or by the Employee for enforcement of this Agreement or for judgment on an arbitration award under this Agreement, the party that prevails shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in addition to any other relief to which that party may be entitled.

      8.2 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes, supplants, and replaces all prior agreements, understandings, arrangements, negotiations, representations, discussions and preliminary agreements between the parties hereto relating to the subject matter hereof.

      8.3 Successors. Except as otherwise expressly provided herein, this Employment Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and upon the Employee, his administrators, executors, legatees, heirs and assigns.

      8.4 Governing Law. This Employment Agreement shall be construed and enforced under and in accordance with the laws of the State of Texas. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the federal or state courts of Dallas County, Texas.

      8.5 Waiver. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party or parties.

      8.6 Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though void, voidable or unenforceable provision were not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

     8.7. Modification. This Agreement may not be modified except by a written instrument signed by all the parties hereto.

      8.8 Headings. The headings of sections and subsection used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provision hereof.

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


      8.9 Acknowledgment. Employee specifically acknowledges that: Employee has read and understands all of the terms of this Agreement; in executing this Agreement, Employee does not rely on any inducements, agreements, promises or representations of the Company, other than the terms or conditions specifically set forth in this Agreement; the Clients and Customers of the Company comprise a substantial part of the goodwill of the Company; the Company's offer of employment constitutes adequate consideration for Employee's entering into this Agreement, including the covenants set forth in Section 6 above, the Company will incur a significant investment in the Employee; during his employment, Employee will render services to the Company that contribute to and enhance the goodwill of the Company; Employee has had an opportunity to consult with independent counsel with respect to the advisability of executing this Agreement; and Employee has made such investigation of the facts pertaining to this Agreement and all of the matters pertaining hereto as he deems necessary. In addition, Employee represents to the Company that Employee has not and will not enter into any agreement inconsistent with this Agreement.

      8.10 Separate Counsel. The parties acknowledge that the Company and the Employee have been represented by separate legal counsel in this transaction and that Employee has not been represented by the Company's counsel.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Goodman Factors, Inc.                     Employee



By: ___________________________           _______________________________
       Larry Meek, President              Bret M. Schuch




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